EXHIBIT 10.3(a)

                              PROMISSORY NOTE

$ 100,000.00                                           DATE:
February 6, 1997
                                                  Las Vegas,
Nevada

     FOR VALUE RECEIVED, the undersigned ("Makers") promise to pay to
INTERNATIONAL SPORTS WAGERING, INC., a Delaware corporation, or to order (hereinafter
"Holder"), the principal sum of One Hundred Thousand and No/100
Dollars ($100,000.00), with no
interest, payable as follows:

     (a) During the first year after the execution hereof, principal shall be paid in consecutive bi-weekly installments of One Thousand Nine Hundred Twenty-Three and
08/00 Dollars ($1,923.08),
commencing on February 21, 1997, and continuing every two weeks thereafter; and

     (b) During the second and third years after the execution hereof, principal shall be paid in consecutive bi-weekly installments of Nine Hundred Sixty-One and 54/00 Dollars ($961.54),
commencing on February 20, 1998, and continuing every two weeks thereafter, with all amounts due hereunder to be paid in full on or before February 4, 2000 ( Maturity Date ).

     All bi-weekly payments due hereunder shall be paid by deduction from the base salary of
Maker, Sidney Diamond, from his employment with International Sports Wagering, Inc.
Notwithstanding the foregoing, in the event that the principal outstanding hereunder becomes due and payable in full prior to the Maturity Date, all further payments shall be made at the offices of
Holder, 201 Lower Notch Rd., Little Falls, New Jersey 87424, unless otherwise designated by
Holder.   Any and all payments hereunder shall be payable in
lawful money of the United States
which shall be legal tender in payment of all debts at the time of payment.

     Should payment of any principal not be made when due, Makers shall be in default under this promissory note. In the event of such default, the whole sum of principal outstanding hereunder shall become immediately due and payable at the option of Holder, and Holder may exercise any and all rights and remedies it may possess at law or in equity for the collection of this obligation.
Additionally, in the event that Maker, Sidney Diamond, resigns from employment with International
Sports Wagering, Inc., prior to the Maturity Date, or is terminated from his said employment prior to the Maturity Date for cause, death, or disability, the whole sum of principal outstanding hereunder shall become due and payable at the option of Holder thirty (30) days after the date of the said resignation or termination, and Holder may exercise any and all rights and remedies it may possess at law or in equity for the collection of this obligation. Nevertheless, in the event that Maker, Sidney
Diamond, is terminated from employment with International Sports Wagering, Inc., other than for cause, death, or disability, the whole sum of principal then outstanding hereunder shall be deemed forgiven. This Note may be pre-paid without penalty.




     This Note is secured by two (2) deeds of trust of even date herewith. Upon payment in full of all obligations hereunder, this Note shall be marked "Paid in Full" and returned to Makers, and the said deeds of trust shall be reconveyed.

     Makers hereby waive notice of default, diligence, demand, presentment, notice of nonpayment and protest. If any action is taken by Holder
(whether by Court proceeding or
otherwise) to enforce payment of this Note, the undersigned
Makers promise to pay to Holder any
and all costs of such action, including all reasonable attorneys' fees and costs incurred therein.

                                 "Makers"


                              /s/ Sidney Diamond

                              Sidney Diamond


                              /s/ Arlene Diamond

                              Arlene Diamond